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                            LOCKE LIDDELL & SAPP LLP

                             ATTORNEYS & COUNSELORS

2200 ROSS AVENUE                                                  (214) 740-8000
SUITE 2200                                                   Fax: (214) 740-8800
DALLAS, TEXAS 75201-6776    AUSTIN - DALLAS - HOUSTON       www.lockeliddell.com
                           - NEW ORLEANS - WASHINGTON, D.C.

                                                                     EXHIBIT 5.1

                                October 19, 2005

American Campus Communities, Inc.
805 Las Cimas Parkway, Suite 400
Austin, Texas  78746

Ladies and Gentlemen:

      We are acting as securities counsel to American Campus Communities, Inc., a Maryland corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each, a "Prospectus Supplement"), by the Company of up to $500,000,000 aggregate offering price of (i) one or more series of senior debt securities (the "Debt Securities"), (ii) one or more series of preferred stock, par value $0.01 per share (the "Preferred Shares"), (iii) common stock, par value $0.01 per share (the "Common Shares") and/or (iv) warrants to purchase Debt Securities, Preferred Shares or Common Shares (collectively, the "Securities Warrants"). The Debt Securities, the Preferred Shares, the Common Shares and the Securities Warrants are collectively referred to herein as the "Securities." Any Debt Securities and Preferred Shares may be convertible into shares of capital stock of the Company or one or more series of Debt Securities.

      The Debt Securities will be issued pursuant to an Indenture (the "Indenture") between the Company and a financial institution identified therein as trustee (the "Trustee"). The Securities Warrants will be issued under one or more warrant agreements (each, a "Securities Warrant Agreement"), each to be between the Company and a financial institution identified therein as warrant agent (each, a "Warrant Agent").

      In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Articles of Incorporation of the Company and the Bylaws of the Company, each as amended to date, and (b) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

      We are admitted to the bar in the State of Texas, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America, the General Corporation Law of the State of Maryland, the Business Corporation Law of the State of New York, the statutory provisions of Maryland and New York law, applicable provisions of the Maryland and New York Constitutions and reported judicial decisions interpreting those laws, and we express no opinion as to the effect of any other laws on the opinions stated herein.

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American Campus Communities, Inc.
October 19, 2005
Page 2

      Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

      1. The Indenture has been duly authorized, executed and delivered by the Company, and is the legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

      2. The Debt Securities have been duly authorized by the Company, and, following the effectiveness of the Registration Statement, when the Debt Securities have been duly established by the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

      3. The Preferred Shares have been duly authorized by the Company, and, following the effectiveness of the Registration Statement, when the Preferred Shares have been duly established in accordance with the terms of the Company's Articles Supplementary defining the rights and preferences of the Preferred Shares, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Shares will be validly issued, fully paid and nonassessable.

      4. The Common Shares have been duly authorized, and, following the effectiveness of the Registration Statement, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

      5. The Warrant Agreements have been duly authorized and, when the final terms thereof have been duly established, and when duly executed and delivered by the Company, will constitute the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

      6. The Securities Warrants have been duly authorized by the Company, and when the final terms thereof have been duly established, and when duly executed and delivered by the Company and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

      The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 5.14 of the Indenture, and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

      To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in

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American Campus Communities, Inc.
October 19, 2005
Page 3

accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

      We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

      This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     LOCKE LIDDELL & SAPP LLP

                                                     By: /s/ Toni Weinstein
                                                         -----------------------
                                                         Toni Weinstein